Exhibit 99.1

This press release may not be published or distributed, directly or indirectly, in or into Australia, Canada, Hong Kong, Japan, New Zealand or South Africa. The Offer is not being made to, nor will any tender of shares be accepted from or on behalf of, holders in such jurisdictions or elsewhere where their participation requires further documentation, filings or other measures in addition to those required by Swedish law. Shareholders in the United States should refer to the section titled “Special notice to shareholders in the United States” at the end of this announcement.

This is a translation of the original Swedish language press release. In the event of any discrepancies, the original Swedish wording shall prevail.

Press Release
5 August 2014

Lexmark International Technology increases its recommended offer price for all outstanding shares in ReadSoft to SEK 55.50 per share

Increased offer

On 14 July 2014, Lexmark International Technology S.A. ("Lexmark International Technology"), a wholly-owned subsidiary of Lexmark International Inc. ("Lexmark"), announced a new recommended public offer to the shareholders in ReadSoft AB (publ) (“ReadSoft” or the “Company”) to sell their shares in ReadSoft to Lexmark International Technology (the "Offer"). Lexmark International Technology offered SEK 50.00 in cash per share in ReadSoft.

Lexmark International Technology today announces an increase of its Offer price for all outstanding shares in ReadSoft in response to a SEK 55.00 increased competitive offer for the shares in ReadSoft that was announced by Hyland Software UK Ltd on August 4, 2014 (the "Hyland Offer"). The Offer price is increased from SEK 50.00 per share to SEK 55.50 per share, irrespective of share class.

The increased offer price of SEK 55.50 represents a premium of:

•	19.9 per cent compared to the closing share price of SEK 46.30 per class B share in ReadSoft on NASDAQ OMX Stockholm on 11 July 2014, the last trading day before the announcement of the Offer;

•	41.0 per cent compared to the volume-weighted average share price of SEK 39.37 of the Company's class B shares on NASDAQ OMX Stockholm during the last three months prior to 11 July 2014;

•	19.6 per cent compared to the fifty-two week high share price of SEK 46.40 of the Company's class B shares on NASDAQ OMX Stockholm during the last twelve months prior to 11 July 2014;

•
211.4 per cent compared to the volume-weighted average share price of 17.82 of the Company's class B shares on NASDAQ OMX Stockholm during three months prior to the announcement of the initial offer made by Lexmark International Technology on 6 May 2014; and

•	1.0 per cent compared to the increased Hyland Offer of SEK 55.00 per share.

Based on the increased offer price, the total offer value for all shares in ReadSoft amounts to approximately SEK 1,703,114,292.1

Pursuant to the Transaction Agreement between Lexmark International Technology and ReadSoft, ReadSoft’s Board of Directors has agreed to continue to recommend in favor of Lexmark International Technology’s revised tender offer on the terms and conditions set forth in the Transaction Agreement. In addition, the undertaking by ReadSoft’s two largest shareholders to accept the Offer on the terms and conditions set forth in the Offer document extends also to Lexmark International Technology’s revised tender offer.

Settlement will begin as soon as Lexmark International Technology has announced that the conditions for the Offer have been satisfied or that Lexmark International Technology has otherwise resolved to complete the Offer. Assuming that such an announcement is made no later than around 1 September 2014, settlement is expected to begin around 4 September 2014.

Lexmark International Technology reserves the right to extend the acceptance period for the Offer, as well as the right to postpone settlement.

The Offer does not include the convertibles issued in May 2011, October 2011, April 2012 and April 2013 as part of ReadSoft’s incentive programs for employees. Outside of the Offer, Lexmark International Technology will offer the participants in the programs a reasonable treatment with respect to their holdings, with due regard to the increase of the Offer hereby announced.

Supporting Quotes:

 “We remain convinced that the acquisition by Lexmark is the best strategic, long-term fit for ReadSoft and its employees,” said Paul Rooke, Lexmark chairman and chief executive officer.

“We have presented a compelling offer to ReadSoft shareholders, which is confirmed by the undertaking of ReadSoft’s founders to tender their shares to Lexmark, and the unanimous recommendation from ReadSoft’s Board of Directors,” added Rooke.

Offer Documentation

Information on the increased offer price of the Offer will be incorporated in the offer document being prepared by Lexmark International Technology.

Financing

Lexmark International Technology is not dependent on external financing for the increased Offer. Lexmark International Technology will finance the increased Offer with available funds. Accordingly, the completion of the increased Offer is not conditional upon any financing being obtained. Lexmark has unconditionally and irrevocably guaranteed the due performance of e.g. Lexmark International Technology's payment obligations towards the shareholders of ReadSoft pursuant to the increased Offer (if completed).

Further information

For further information about Lexmark and the Offer for the shares of ReadSoft, please see www.lexmarkinfo.se.

For media questions, please contact:
Birgitta Henriksson, Brunswick Group
Phone: + 46 (0) 8 410 32 180

1 Based on 30,686,744 shares, being the number of currently outstanding shares, excluding the 2,540,696 shares held by the Company.

E-mail: bhenriksson@brunswickgroup.com

This press release was submitted for publication on 5 August 2014 at 8.00 (CET).

Important notice

This is a translation of the original Swedish language press release. In the event of discrepancies, the original Swedish wording shall prevail.

Offer restrictions

The Offer is not being made to persons whose participation in the Offer requires that any additional offer document is prepared or registration effected or that any other measures are taken in addition to those required under Swedish law. This press release and any documentation relating to the Offer are not being published in or distributed in or to and must not be mailed or otherwise distributed or sent in or to Australia, Canada, Hong Kong, Japan, New Zealand or South Africa or any other country in which doing so would require any such additional measures to be taken or would be in conflict with any applicable law or regulation (the "Restricted Jurisdiction"). Any such action will not be permitted or sanctioned by Lexmark International Technology. Any purported acceptance of the Offer resulting from a direct or indirect violation of these restrictions may be disregarded.

The Offer is not being made, directly or indirectly, in or into any Restricted Jurisdiction by use of mail or any other means or instrumentality (including, without limitation, facsimile transmission, electronic mail, telex, telephone and the Internet) of interstate or foreign commerce, or of any facility of national security exchange, and the Offer cannot be accepted by any such use, means, instrumentality or facility of, or from within, any Restricted Jurisdiction. Accordingly, this press release and any documentation relating to the Offer are not being and should not be sent, mailed or otherwise distributed or forwarded in or into any Restricted Jurisdiction.

Lexmark International Technology will not deliver any consideration under the Offer in or into any Restricted Jurisdiction.

This press release is not being, and must not be, sent to shareholders with registered addresses in any Restricted Jurisdiction. Banks, brokers, dealers and other nominees holding shares for persons in any Restricted Jurisdiction must not forward this press release or any documentation relating to the Offer to such persons.

Forward-looking statements

Statements in this press release relating to future status or circumstances, including statements regarding future results, growth and other projections regarding development and the other benefits of the Offer, are forward-looking statements. These statements may generally, but not always, be identified by the use of words such as "anticipates", "intends", "expects", "believes", or similar expressions. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There can be no assurance that actual results will not differ materially from those expressed or implied by these forward-looking statements due to many factors, many of which are outside the control of Lexmark International Technology. Any such forward-looking statements made herein speak only as of the date on which they are announced. Except as required by the Takeover Rules or applicable law or regulations, Lexmark International Technology expressly disclaims any obligations or undertaking to publicly announce updates or revisions to any forward-looking statements contained in this press release to reflect any change in expectations with regards thereto or any change in events, conditions or circumstances on which such statement is based, The reader should, however, consult any additional disclosures that Lexmark International Technology or ReadSoft has made or may make.

Special notice to shareholders in the United States

The Offer described in this announcement is subject to the laws of Sweden. It is important for US securities holders to be aware that this document is subject to disclosure and takeover laws and regulations in Sweden that are different from those in the United States. The Offer is made in the United States in compliance with Section 14(e) of, and Regulation 14E under, the US Securities Exchange Act of 1934, as amended (“Exchange Act”), subject to the exemptions provided by Rule 14d-1(d) under the Exchange Act and otherwise in accordance with the requirements of Swedish law. Accordingly, the Offer is subject to disclosure and other procedural requirements, including with respect to withdrawal rights, the Offer timetable, settlement procedures and timing of payments that are different from those applicable under US domestic tender offer procedures and laws.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY U.S. STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED OF THIS OFFER, PASSED UPON THE FAIRNESS OR MERITS OF THIS ANNOUNCEMENT OR DETERMINED WHETHER THIS ANNOUNCEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE IN THE UNITED STATES.

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